PURCHASE AGREEMENT

This Purchase Agreement (the “Agreement”) is effective this 29th day of May, 2018 (“Effective Date”),

BETWEEN:

ENDURANCE EXPLORATION GROUP, INC. (the "Vendor"), a company organized and existing under the laws of the State of Nevada,

AND:

ELDRED INDUSTRIAL, LTD. (the "Purchaser"), a limited liability company organized and existing under the laws of the State of Florida,

WHEREAS Vendor purchased a GSA-FSA-3Qsca Claw Grab (the “Claw”) in June 2017, with the intent to build an industrial marine recovery tool for its salvaging efforts;

WHEREAS Vendor has also incurred expenses for engineering and design work;

WHEREAS Vendor has not had the resources or ability to proceed with the development, design, engineering, or the labor or materials for building this industrial marine salvage tool;

WHEREAS Purchaser is willing to purchase the Claw from Vendor at Vendor’s cost, and to reimburse Vendor for all of its expenditures to date which are listed on the attached Schedule A, which sets forth all expenditures paid by Vendor relating to the purchase of materials and the design work and engineering for the contemplated industrial marine salvage tool; and

WHEREAS Vendor is interested in recovering its costs and expenses relating to the parts, planning and construction of the industrial marine salvage tool;

NOW THEREFORE, the parties agree as follows:

1.

SALE AND PURCHASE

1.1

Purchased Assets: Upon and subject to the terms and conditions hereof, the Vendor sells to the Purchaser and the Purchaser purchases from the Vendor, as of the Effective Date, all of the Vendor’s rights, title, and interests in the Claw, and the designs, plans, and engineering for the industrial marine salvage tool (“Purchased Assets”)

1.2

Documentation: The Vendor shall promptly provide the Purchaser with all relevant technical documentation available to the Vendor regarding the Purchased Assets including, but not limited to any designs, drawings, or engineering plans for the industrial marine salvage tool.

1.3

Purchase Price: The purchase price for the Purchased Assets is Thirty-Eight Thousand Six Hundred Eighty-Eight Dollars and 98/100 ($38,688.98) (the “Purchase Price”).  The Purchase Price will be paid in the form of loan forgiveness from Micah Eldred, the Manager of Purchaser, who is also the CEO of Vendor.  Micah Eldred is owed $142,000 by Vendor as of May 24, 2018.  Following the closing pursuant to this Agreement, Vendor’s obligation to Micah Eldred will be reduced by the Purchase Price to $103,311.02.

1.4

Related Party Transaction:  Disclosure is made that Micah Eldred is the CEO of the Vendor and the Manager of the Purchaser.  Disclosure is also made that Steven Saint Amour, a Director of Vendor, may invest in Eldred Industrial, LLC, in the near future, and thus will abstain from voting

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on the approval of this Agreement.  The independent directors believe that this Agreement is in the best interest of the Vendor as it does not currently have the funding available to develop and build the industrial marine salvage tool.

1.5

Sales and Transfer Taxes: The Purchaser shall pay any and all federal, provincial or local taxes, in the nature of income, sale, use, transfer, gain, recording and any similar tax, fee or duty required to be paid with respect of the assignment or transfer to the Purchaser of the Purchased Assets and the filing and recording thereof.

2.

REPRESENTATIONS AND WARRANTIES OF THE VENDOR

The Vendor represents and warrants as at the date hereof to the Purchaser as follows and acknowledges that the Purchaser is relying on such representations and warranties in connection with its purchase of the Purchased Assets.

2.1

Organization: The Vendor is a corporation duly incorporated and organized and validly subsisting under the laws of the State of Nevada and has the corporate power to own its property and to enter into this Agreement and to perform its obligations hereunder.

2.2

Due Authorization: The execution of this Agreement has been duly authorized, executed and delivered by the Vendor and constitutes legal, valid and binding obligations of the Vendor, enforceable against the Vendor in accordance with its terms.

2.3

Title to the Assets: The Purchased Assets are owned by the Vendor with a good and valid title, free and clear of any encumbrances.

2.4

As Is, Where Is: The Purchaser acknowledges that the Purchased Assets are purchased on an “as is, where is” basis, that it has inspected the Purchased Assets and is relying entirely on its own investigations and its inspections in proceeding with the transactions contemplated hereunder. Save and except only as may be provided in this Agreement, the Purchaser further acknowledges that there are no representations, warranties, terms, conditions, understandings or collateral agreements, expressed or implied, statutory or otherwise, with respect to the merchantability, condition, description, fitness for purpose or quality of the Purchased Assets or as to any other matter or thing.

3.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants as at the date hereof to the Vendor as follows and acknowledges that the Vendor is relying on such representations and warranties in connection of the sale of the Purchased Assets.

3.1

Organization: The Purchaser is a limited liability corporation duly incorporated and organized and validly subsisting under the laws of the State of Florida and has the corporate power to own its property and to enter into this Agreement and to perform its obligations hereunder.

3.2

Due Authorization: The execution of this Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes legal, valid and binding obligations of the Purchaser and of Micah Eldred, it Manager, enforceable against the Purchaser in accordance with its terms.

4.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

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4.1

Survival of Representations and Warranties. The representations and warranties contained herein will survive the completion of the sale and purchase of the Purchased Assets herein for a period of one year.

5.

GENERAL

5.1

Entire Agreement: The parties agree that this Agreement constitutes a complete and exclusive statement of the terms and conditions between them covering the performance thereof and cannot be altered, amended or modified except in writing executed by the parties to be bound thereby. This Agreement supersedes all prior negotiations, agreements and communications, written or oral, between the parties with respect to the subject matter hereof.

5.2

Headings: The headings in this Agreement are for convenience of reference only and shall not affect the construction or interpretation hereof.

5.3

Invalidity: If any of the provision contained in this Agreement are found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not be in any way affected or impaired thereby.

5.4

Further Assurances: Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by the other party as necessary to carry-out, evidence and confirm the intended purposes of this Agreement.

5.5

Successors and Assigns: All obligations set forth in this Agreement will bind and inure to the benefit of the respective successors and permitted assigns of the parties whether expressed or not. This Agreement and any rights pursuant hereto shall not be assignable by the parties without the prior written consent of the other party.

5.6

Notices: Any notice, report, demand, waiver, consent or other communication given by a party under this Agreement shall be in writing and shall be deemed to be duly given (i) when personally delivered, or (ii) upon delivery by overnight courier service which provides evidence of delivery or (iii) when 3 days have elapsed after its transmittal by registered or certified mail, postage prepaid, return-receipt requested, addressed to the party to whom directed at the party’s address as it appears above or another address of which that party has given notice.

5.7

Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. The parties hereto expressly agree that any dispute or controversy arising out of or relating to this Agreement including the interpretation, execution or breach thereof, arising in the course of or following its performance, shall be brought before a competent court located in Pinellas County, Florida.

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IN WITNESS WHEREOF, each party to this agreement has caused it to be executed on the date indicated above.

THE VENDOR

THE PURCHASER

ENDURANCE EXPLORATION GROUP, INC.

ELDRED INDUSTRIAL, LLC

/s/ Carl Dilley

/s/ Micah Eldred

By:  Carl Dilley, Director

By:  Micah Eldred, Manager

Micah Eldred hereby agrees in his individual capacity to the reduction of the loan amount he is owed by Endurance Exploration Group, Inc., by the amount of the Purchase Price as set forth above.

/s/ Micah Eldred_____________________

MICAH ELDRED, Individually

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SCHEDULE A

EXCEL SPREADSHEET

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